NOTE PURCHASE AGREEMENT

      THIS AGREEMENT is entered into as of November 15, 2000 (the "Effective Date"), between EP MedSystems, Inc. (the "Company"), a New Jersey corporation, and Medtronic, Inc. ("Medtronic"), a Minnesota corporation.

                                    RECITALS:

      A. Medtronic desires to make a secured loan to the Company, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"Agreement" means this Agreement and all Exhibits and Schedules hereto.

"Closings" shall have the meaning given to such term in Section 2.2.

"Company Subsidiaries" means all subsidiaries of the Company.

"Confidential Information" means discoveries, ideas, technology, processes, know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, and which is marked as proprietary or confidential as provided below, excluding information that:


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

            (a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

            (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

            (c) is or becomes available to receiving party from a source other than the disclosing party which source, to receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;

            (d) has been independently developed by the receiving party without breach of this Agreement or use of any Confidential Information of the other party; or

            (e) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving party.

All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," "Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within 30 days.

"Environmental Laws or Regulations" means any national or local statute, law, ordinance or regulation that relates to or deals with hazardous substances, human health or the environment, and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.

"Financial Statements" means the Company's financial statements dated December 31, 1999.

"First Closing" shall have the meaning given to such term in Section 2.2.

"Intellectual Property" means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; all discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, computer programs or software; and all amendments, modifications, and improvements to any of the foregoing.

"Jenkins" means David A. Jenkins.


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

"Knowledge" means actual knowledge of a fact or the knowledge that such person could reasonably be expected to have based on reasonable inquiry. The knowledge of the Company shall include the knowledge of the Company's directors and/or officers.

"Liens" means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

"Loan" has the meaning set forth in Section 2.1.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company, or (b) the ability of the Company to perform its obligations under this Agreement or any agreement or instrument to be entered into or filed in connection with this Agreement.

"Medtronic" means Medtronic, Inc. and its Affiliates.

"Note" means the Secured Promissory Note of the Company, payable to Medtronic, in the principal amount of $3.2 million and otherwise in the form attached hereto as Exhibit A, which will be secured by the grant to Medtronic by Jenkins of a pledge of a portion of his stock in _____________.

"Pledge Agreement" means the Stock Pledge Agreement between Jenkins and Medtronic, in the form attached hereto as Exhibit B, pursuant to which Jenkins is pledging a portion of his stock in _____________ in favor of Medtronic.

"Second Closing" shall have the meaning given to such term in Section 2.2.

"Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

"_____________" means _____________, a Delaware corporation.

      1.2 Definitional Provisions.

            (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.


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

            (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                                    ARTICLE 2
                           PURCHASE OF NOTE; CLOSINGS

      2.1 Loan. Subject to the terms and conditions hereof, at the Closings, Medtronic shall loan the Company the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) (the "Loan"), of which $1,600,000 shall be advanced to the Company on the First Closing Date and $1,600,000 shall be advanced to the Company on the Second Closing Date. The Loan shall be evidenced by the Note, which shall be executed and delivered by the Company to Medtronic at the First Closing in the form attached hereto as Exhibit A. The Note shall bear interest on the unpaid principal balance of the Loan advanced and outstanding from time to time, from the First Closing Date until the Note is fully paid, at an annual rate equal to two percentage points in excess of the prime commercial lending rate quoted by Wells Fargo Bank Minnesota, N.A., in effect from time to time. The Loan shall be secured by a pledge of _____________ shares of stock of _____________ owned by David A. Jenkins ("Jenkins") pursuant to a Stock Pledge Agreement in the form attached hereto as Exhibit B (the "Pledge Agreement").

      2.2 Closings. The consummation of the Loan and the other transactions contemplated hereby (the "Closings") shall occur at the times and on the dates described below and in such location and manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties may mutually agree.

            (a) The first of the two Closings (the "First Closing") shall occur simultaneous with the execution of this Agreement by both parties on the Effective Date or at such other time and date as the parties may mutually agree. The date on which the First Closing occurs is referred to herein as the "First Closing Date." At the First Closing, Medtronic shall wire transfer funds in the amount of the first $1,600,000 of the Loan to the Company's account as designated to Medtronic in writing prior to the First Closing Date.

            (b) The second of the two Closings (the "Second Closing") shall occur on December 31, 2000, or at such other time and date as the parties may mutually agree. The date on which the Second Closing occurs is referred to herein as the "Second Closing Date." At the Second Closing, Medtronic shall wire transfer funds in the amount of the remaining $1,600,000 of the Loan to the Company's account as designated to Medtronic in writing prior to the Second Closing Date.


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

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby makes the following representations and warranties to
Medtronic:

      3.1 Organization, Qualifications and Corporate Power. The Company and each Company Subsidiary is a corporation duly incorporated, validly existing and is in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified would have a Material Adverse Effect. The Company and each Company Subsidiary has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Note.

      3.2 Authorization. The execution and delivery by the Company of this Agreement and the Note, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the Bylaws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. Except for the consent of the Company's institutional lender, Fleet Bank, N.A., no consents, approvals, waivers or authorizations of any third party are legally or contractually required on the part of the Company to enter into the transactions contemplated hereby.

      3.3 Validity. Each of this Agreement and the Note has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.

      3.4 Financial Statements. The Financial Statements comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the Company's consolidated financial position as of the dates thereof and the results of the Company's consolidated operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Financial Statements and subsequent filings and reports made under applicable securities laws, neither the Company nor any Company Subsidiary has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to


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

December 31, 1999, (ii) amounts drawn on the Company's line of credit with Fleet Bank, N.A. approximating $1,500,000, and (iii) liabilities of the type not required under generally accepted accounting principles to be reflected in such Financial Statements. Such liabilities incurred subsequent to December 31, 1999, are not, in the aggregate, material to the financial condition or operating results of the Company.

      3.5 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any Company Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or any Company Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company or any Company Subsidiary, and there is no basis for any of the foregoing. Neither the Company nor any Company Subsidiary is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company and each Company Subsidiary has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except when the failure to so comply would not have a Material Adverse Effect. The Company and each Company Subsidiary has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted which, if not obtained, would have a Material Adverse Effect.

      3.6 Proprietary Information of Third Parties. To the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or any Company Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

      3.7 Title to Properties. The Company or the Company Subsidiaries have good and marketable title, or valid leasehold interests, to their respective properties and assets reflected in the most recent Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date thereof), and all such properties and assets are free and clear of all Liens, except for Liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

      3.8 Taxes. The Company and each Company Subsidiary has timely filed, or caused to be timely filed, all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the Company's knowledge, all other taxes of every kind whatsoever required by law to be filed, and all such tax returns are complete and accurate and in accordance with all legal requirements applicable thereto. All taxes shown as due on such returns have been paid, and adequate reserves have been established for all taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of the Company's taxes is pending or, to the Company's knowledge, threatened.

      3.9 No Defaults. The Company and, to the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any material lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound.

      3.10 Intellectual Property. The Company and each Company Subsidiary owns or possesses licenses or other rights to use all Intellectual Property necessary to or used in the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company or any Company Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or any Company Subsidiary, or which the Company or any Company Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Company Subsidiary, and to the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). To the Company's knowledge, all technical information developed by and belonging to the Company or any Company Subsidiary that has not been patented has been kept confidential.

      3.11 Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement and the Note.

      3.12 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      3.13 Environmental Matters. The Company and each Company Subsidiary has obtained, and is in full compliance with, all permits, licenses or other approvals necessary under the Environmental Laws or Regulations with respect to its business or assets, and is in compliance with all Environmental Laws or Regulations, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

      3.14 Insurance. The Company and each Company Subsidiary maintains (i) insurance on all material assets of a type customarily insured, covering property damage by fire or other casualty; and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure.

      3.15 Absence of Certain Changes. Since December 31, 1999, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or any Company Subsidiary.

      3.16 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact that the Company has not disclosed to Medtronic and its counsel in writing and of which the Company is aware that materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MEDTRONIC

      Medtronic makes the following representations and warranties to the
Company:

      4.1 Purchase of Note. Medtronic is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Note. Medtronic has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of Medtronic's investment in the Company and Medtronic is able financially to bear the risks thereof. Medtronic has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Note is being acquired for Medtronic's own account for the purpose of investment and not with a present view toward its public sale or distribution; provided, however, that by making the representation herein, Medtronic does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

      4.2 Corporate Authority. The execution, delivery and performance by Medtronic of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action on the part of Medtronic, and the execution and the delivery of this Agreement and consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or Bylaws of Medtronic, or (ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person. Medtronic has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the agreements contemplated hereby. This Agreement has been duly executed and delivered by Medtronic and constitutes the legal, valid and binding obligation of Medtronic enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance. No consents, approvals, waivers or authorizations of any third party are legally or contractually required on the part of Medtronic to enter into the transactions contemplated hereby.

                                    ARTICLE 5
                                    COVENANTS

      5.1 Best Efforts. The Company will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Article 6 of this Agreement.

      5.2 Financial Information, Reports, Etc. As long as all or any portion of the Loan remains outstanding, the Company shall furnish to Medtronic:

            (a) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Company's shareholders' meeting;

            (b) within 45 days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) a balance sheet of the Company and the related statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

            (c) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 3.5 that would likely have a Material Adverse Effect; and

            (d) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as Medtronic may reasonably request.

      5.3 Compliance with Law. As long as all or any portion of the Loan remains outstanding, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.


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

      5.4 Compliance with Loan Covenants. As long as all or any portion of the Loan remains outstanding, the Company will use its best efforts to comply with each of the covenants contained in the agreements and instruments entered into with Fleet Bank, N.A. and/or such other or additional institutional lenders from which the Company may obtain financing from time to time. If the Company fails to be in such compliance in any material respect, or if it receives notice of default from any such lender with respect to any such financing, the Company shall immediately give written notice thereof to Medtronic, specifying the nature of the default.

                                    ARTICLE 6
                   CONDITIONS TO THE OBLIGATIONS OF MEDTRONIC

      The obligations of Medtronic to make the Loan are subject to the satisfaction, (i) on the First Closing Date, of the conditions set forth in Sections 6.1 through 6.7 below, inclusive, and (i) on the Second Closing Date, of the conditions set forth in Sections 6.1 through 6.8 below, inclusive.

      6.1 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 3 (with the exception of the representations and warranties contained in Section 3.4) shall be true, complete and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Chief Financial Officer of the Company shall have certified to such effect to Medtronic in writing.

      6.2 Performance. The Company and/or Jenkins, as applicable, shall have performed and complied with all agreements contained in this Agreement, the Note, and the Pledge Agreement that are required to be performed or complied with by them prior to or at such Closing Date, and the President and Chief Financial Officer of the Company shall have certified to Medtronic in writing to such effect and to the further effect that all of the conditions set forth in
Section 6.1 through 6.7, inclusive, have been satisfied.

      6.3 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Medtronic and its counsel, and Medtronic and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

      6.4 Supporting Documents. Medtronic and its counsel shall have received such additional supporting documents and other information as Medtronic or its counsel reasonably may request in connection with the transactions contemplated hereby.

      6.5 Required Consents. The Company shall have obtained the written consent or approval of each person whose consent or approval Medtronic reasonably believes is required in connection with this Agreement, the Note, and the Pledge Agreement.


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

      6.6 Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement, the Note, or the Pledge Agreement, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

      6.7 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement illegal.

      6.8 _____________ Transaction. On or before the Second Closing Date, the Investment Agreement between Medtronic and _____________, dated on or about the date hereof, shall have been executed and the First Closing thereunder shall have occurred.

                                    ARTICLE 7
                                 INDEMNIFICATION

      7.1 Indemnification of Medtronic. The Company shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors and stockholders (Medtronic and such other indemnities referred to in this Article 7 as "Medtronic") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

      7.2 Indemnification of the Company. Medtronic shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders (the Company and such other indemnities referred to in this Article 7 as "the Company") from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Medtronic contained in this Agreement or any agreement, certificate or document executed and delivered by Medtronic pursuant hereto or in connection with the transactions contemplated by this Agreement.

      7.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 7, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought; provided that such settlement or defense shall be controlled by the indemnified party.

      7.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.

                                    ARTICLE 8
                                OTHER PROVISIONS

      8.1 Nondisclosure. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder or under the Note) any Confidential Information of the other party obtained during the term of this Agreement until the expiration of three years after the termination or expiration of this Agreement. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during the term of this Agreement and for a period of three years thereafter.

      8.2 Further Assurances. At such time and from time to time on and after the First Closing Date, upon request by the other party, Medtronic and the Company will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents, instruments, and assurances that may be required to carry out the purposes of this Agreement.

      8.3 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement, the Schedules and Exhibits hereto, constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

      8.4 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained in Articles 3 and 4 of this Agreement shall survive the Closings and remain in full force and effect. No independent investigation of the

Company by Medtronic, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

      8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the permitted successors and assigns of the parties hereto. The rights of the Company may not be assigned, and the rights of Medtronic may be assigned only to a subsidiary of Medtronic or, subject to the prior written consent of the Company, a business organization that shall succeed to all or substantially all of the assets and business of Medtronic or such subsidiary.

      8.6 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by the Company and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors, at any time. Any amendment to this Agreement shall be in writing and signed by the Company and Medtronic.

      8.7 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

Medtronic, Inc.
7000 Central Avenue NE
Minneapolis, Minnesota 55432

Attention: General Counsel
FAX (763) 572-5459

and to:

Attention: Vice President and Chief Development Officer
FAX (763) 572-5404

if to the Company to:

EP MedSystems, Inc.
100 Stierli Court
Mount Arlington, New Jersey 07856

Attention: President
FAX (856) 753-8544

with copy to:

Sills Cummis Radin Tischman Epstein & Gross, P.A.
One Riverfront Plaza
Newark, New Jersey 07102
Attention: Steven E. Gross, Esq.
FAX (973) 643-6500

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

      8.8 Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly or privately disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other party's written consent, except as may be required by applicable law, rule, regulation, order or stock exchange regulation, and except for communications to employees, shareholders, and members of the Board of Directors and provided, however, that Medtronic acknowledges that the Company will disclose the provisions of this Agreement, the Note, and the Pledge Agreement in its periodic reports filed pursuant to applicable securities laws.

      8.9 Expenses. The Company and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

      8.10 Governing Law. The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws; provided, however, that nothing in Minnesota procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in Section 8.14 and, provided further, that no Minnesota laws or rules of arbitration shall be applicable.

      8.11 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

      8.12 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

      8.14 Arbitration. Any dispute arising out of or relating to this Agreement, including the formation, interpretation or alleged breach hereof, shall be settled in accordance with Exhibit C attached hereto. The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may entered upon the arbitration award in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek interim injunctive relief from any court of competent jurisdiction.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

                                    EP MEDSYSTEMS, INC.


                                    By: /s/ David A. Jenkins
                                        --------------------------------------
                                      Its: President
                                           -----------------------------------


                                    MEDTRONIC, INC.


                                    By: /s/ Michael D. Ellwein
                                        --------------------------------------
                                      Its: Vice President
                                           -----------------------------------


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